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                                                                     EXHIBIT 4.5


                             DECLARATION OF TRUST
                                      OF
                           INDEPENDENT CAPITAL TRUST

     This DECLARATION OF TRUST is made as of July 29, 1998 (this "Declaration"), among (i) INDEPENDENT BANKSHARES, INC., a Texas corporation, as depositor (the "Depositor"), (ii) WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Delaware trustee (the "Delaware Trustee"), and (iii) BRYAN W. STEPHENSON and RANDAL N. CROSSWHITE, as individual trustees (the "Individual Trustees" and, together with the Delaware Trustee, the "Trustees"). The Depositor and the Trustees hereby agree as follows:

     1. The trust created hereby shall be known as "INDEPENDENT CAPITAL TRUST" (the "Trust") in which name the Trustees or the Depositor to the extent provided herein, may engage in the transactions contemplated hereby, make and execute contracts, and sue and be sued.

     2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10.00. The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in such form as the Trustees may approve.

     3. The Depositor and the Trustees will enter into an amended and restated Declaration of Trust, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, (i) the Delaware Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law, and (ii) the Individual Trustees and the Depositor shall take any action as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

     4. The Depositor hereby agrees to (i) reimburse the Trustees for all reasonable expenses (including reasonable fees and expenses of counsel and other experts), (ii) indemnify, defend and hold harmless the Trustees and any of the officers, directors, employees and agent of the Trustees (collectively, including the Delaware Trustee in its individual capacity, the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such
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Indemnified Persons with respect to the performance of this Declaration, the creation, operation, administration or termination of the Trust, or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify an Indemnified Person for Expenses to the extent such Expenses result from the willful misconduct, bad faith or gross negligence of such Indemnified Person, and (iii) advance to each Indemnified Person Expenses (including reasonable legal fees) incurred by such Indemnified Person in defending any claim, demand, action, suit or proceeding prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Depositor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified therefor under this Section 4.

     5. The Depositor and the Trustees hereby authorize and direct the Depositor, as the sponsor of the Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-2 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to the 1933 Act Registration Statement, relating to, among other things, the registration under the Securities Act of 1933, as amended, (the "1933 Act") of the Preferred Securities of the Trust (including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the 1933 Act), and (b) to the extent required, a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the American Stock Exchange, Inc. or a stock exchange or other organization (each, an "Exchange") and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any of the Exchanges; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or blue sky laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; and (iv) to execute on behalf of the Trust that certain Underwriting Agreement relating to the sale of the Preferred Securities, among the Trust, the Depositor and the Underwriter named therein, substantially in the form included as an exhibit to the 1933 Act Registration Statement. In the event that any filing referred to in clauses (i), (ii) and (iii) above is required by the rules and regulations of the Commission, an Exchange or state securities or blue sky laws, to be executed on behalf of the Trust by one or more of the Trustees, each of the Trustees, in its or his capacity as a Trustee of the Trust, is hereby authorized and, to the extent so required, directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that Wilmington Trust Company in its capacity as Delaware Trustee shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the Exchange or state securities or blue sky laws, as stated in a writing delivered to Wilmington Trust Company by the Depositor. In connection with the filings referred to above, the Depositor and Wilmington Trust Company, Bryan W. Stephenson and Randal N. Crosswhite, each as Trustees and not in their individual capacities, hereby constitute and appoint Bryan W. Stephenson and Randal N. Crosswhite, and

                                      2.
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each of them, as its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Depositor or such Trustee or in the Depositor's or such Trustees' name, place and stead, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, the Exchange and administrators of the state securities or blue sky laws, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor or such Trustee might or could to in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

     6. The Delaware Trustee is authorized to take such action or refrain from taking such action under this Declaration as it may be directed in writing by the Depositor from time to time; provided, however, that the Delaware Trustee shall not be required to take or refrain from taking any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Delaware Trustee in personal liability or is contrary to the terms of this Declaration or of any document contemplated hereby to which the Trust or the Delaware Trustee is a party or is otherwise contrary to law.
If at any time the Delaware Trustee determines that it requires or desires guidance regarding the application of any provision of this Declaration or any other document, then the Delaware Trustee may deliver a notice to the Depositor requesting written instructions as to the course of action desired by the Depositor, and such instructions shall constitute full and complete authorization and protection for actions taken by the Delaware Trustee in reliance thereon. If the Delaware Trustee does not receive such instructions within five (5) business days after it has delivered to the Depositor such notice requesting instructions, or such shorter period of time as may be set forth in such notice, it shall refrain from taking any action with respect to the matters described in such notice to the Depositor.

     7.  This Declaration of Trust may be executed in one or more counterparts.

     8. The number of trustees of the Trust initially shall be three and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon 30 days' prior notice to the Depositor.

     9. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws of principles).

                           [Signatures On Next Page]

                                      3.
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  IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                         INDEPENDENT BANKSHARES, INC.
                         as Depositor



                         By:  /s/ Randal N. Crosswhite
                              --------------------------------------------------
                              Name:   Randal N. Crosswhite
                              Title:  Senior Vice President


                         WILMINGTON TRUST COMPANY
                         as Trustee



                         By:
                              --------------------------------------------------
                              Name:
                                     -------------------------------------------
                              Title:
                                     -------------------------------------------



                              /s/ Bryan W. Stephenson
                              --------------------------------------------------
                              Bryan W. Stephenson
                              as Trustee



                              /s/ Randal N. Crosswhite
                              --------------------------------------------------
                              Randal N. Crosswhite
                              as Trustee